Exhibit 10.8h

May 15, 2000

NPS Pharmaceuticals, Inc.
420 Chipeta Way
Salt Lake City, Utah 84108

RE: Amendment Agreement

Dear Sirs:

     This Amendment Agreement (hereinafter “Amendment Agreement”) will confirm that the November 1, 1993 Collaborative Research and License Agreement between NPS Pharmaceuticals, Inc., a corporation of the state of Delaware, having a place of business at 420 Chipeta Way, Salt Lake City, Utah 84108, U.S.A. (herein referred to as “NPS”) and SmithKline Beecham Corporation, a corporation of the Commonwealth of Pennsylvania, having a place of business at One Franklin Plaza, Philadelphia, Pennsylvania 19101, U.S.A. (hereinafter referred to as “SB”) as amended (hereinafter collectively referred to as “Original Agreement”) shall be further amended as follows:

•	Paragraph 1.20 shall be replaced in its entirety with the following:

“1.20 “IND” shall mean an Investigational New Drug Application for COMPOUND in the FIELD filed by or on behalf of SB with the FDA or equivalent application(s) filed with the appropriate regulatory authorities in the United Kingdom, France, Germany, Italy, Spain or Japan, provided that the purpose of such IND is not to conduct experimental medicine based on a toxicology package insufficient to support multiple dose studies.

•	Paragraph 5.01 shall be amended as indicated, additions are indicated in bold text, deletions are indicated by stike through and bold text:

EFFECTIVE DATE	U.S. $ 4,000,000

January 1, 1995	U.S. $ 2,000,000

First Program Status	U.S. $ 3,000,000

First Experimental Medicine IND	U.S. $ 1,000,000

First IND	U.S. $ 2,000,000	~~(3,000,000)~~

NDA Filing for First COMPOUND	U.S. $ 5,000,000

Second Program Status	U.S. $ 2,000,000

First IND for Second COMPOUND	U.S. $ 2,000,000

Third Program Status	U.S. $ 1,000,000

First IND for Third COMPOUND	U.S. $ 1,000,000

•	Add the following as new Paragraph 5.01(1):

“(I) by the term "First Experimental Medicine IND” as used in this Paragraph 5.01 is meant the first Investigational New Drug Application for any COMPOUND in the FIELD filed by or on behalf of SB with the FDA provided that the purpose of such IND is to conduct experimental medicine human trials based on a toxicology package insufficient to support multiple dose studies. Multiple dose studies shall not include single doses separated by a wash-out period equivalent to at least 7 days or 5 half-lives of the COMPOUND.

•	This Amendment Agreement shall be retroactively effective as of November 1, 1993.

•	All other terms and conditions of the Original Agreement shall remain in full force and effect.

          Please indicate your acceptance of this Amendment Agreement by signing and dating the duplicate copies of this letter below and returning one such fully executed copy to SB.

Very truly yours, SMITHKLINE BEECHAM CORPORATION

By:	/s/ Donald F. Parman
Donald F. Parman
Title:	Secretary
Date:	May 15, 2000

AGREED TO AND ACCEPTED:
NPS PHARMACEUTICALS, INC.

By:	/s/ James K. Jensen
James K. Jensen
Title:	Vice President

Date:	May 15, 2000